MOORE & ASSOCIATES, CHARTERED
      ACCOUNTANTS AND ADVISORS
                      PCAOB REGISTERED

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use, in the statement on Form S-1 of JB Clothing Corporation of our report dated October 29, 2008 on our audit of the financial statements of JB Clothing Corporation as of September 30, 2008, and the related statements of operations, stockholders’ equity and cash flows from inception on September 24, 2008 through September 30, 2008, and the reference to us under the caption “Experts.”

/s/ Moore & Associates, Chartered
Moore & Associates Chartered
Las Vegas, Nevada
November 3, 2008

6490 West Desert Inn Rd, Las Vegas, NV 89146 (702)253-7499 Fax (702)253-7501